UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2013

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On September 27, 2013, Isabella Bank Corporation (the “Corporation”) issued a press release and a letter to its shareholders announcing that Richard J. Barz will retire as Chief Executive Officer of the Corporation effective December 31, 2013. The Corporation’s Board of Directors has elected Jae Evans, currently Isabella Bank’s Chief Operations Officer, to serve as Chief Executive Officer of the Corporation effective January 1, 2014.

Mr. Evans, age 56, joined Isabella Bank in 2008 and has more than 36 years of banking experience. He has served in various roles at the Bank, including Chief Operations Officer and president of the Greenville Division of Isabella Bank. He is a graduate of Central Michigan University, the Graduate School of Banking at the University of Wisconsin-Madison, and the Dale Carnegie Executive Development program. Mr. Evans also is an active volunteer. He is a board member for The Community Bankers of Michigan, Art Reach of Mid Michigan and is chair of the EightCAP governing board. Mr. Evans is also past vice-chair of the Carson City Hospital, was president of the Greenville Rotary Club, and just completed his term as chair of The Community Bankers of Michigan.

Copies of the press release and shareholder letter are attached as Exhibits 99.1 and 99.2, respectively to this Form 8-K and are incorporated herein by reference.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued September 27, 2013.

99.2	Shareholder letter issued September 27, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	September 27, 2013	By:	/s/ Dennis P. Angner
Dennis P. Angner, President & CFO